POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints Stephen J. Paine, esq. (of the law firm of Ayres, Shelton, Williams,Benson & Paine, LLC) signing singly, the undersigned's true and lawful attorney-in-met to:

     1. Execute for and on behalf of the undersigned all: (a) Forms 3, 4, and 5 to be required to be filed under Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act") and (b) Schedules 13D and 13G to be required to be filed under Section 13 of the Exchange Act;

     2.	Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 ,or 5, or Schedules 13D or 13G, complete and execute any amendment or amend ments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

     3.	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to , in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requis ite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocations, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact , in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Exchange Act.

       The undersigned hereby ratifies and confirms any prior actions that such attorney-in-fact has performed in connection with the undersigned's compliance with Section 13 and 16(a) of the Exchange Act, including but not limited to any preparation and filings of Schedules 13D and 13G and Forms 3, 4 and 5 made in connection therewith.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 and Schedules 13D and 13G, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

       IN WITNESS THEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of March, 2015.



							/n/ Newton W. Dorsett
							_____________________
							    Newton W. Dorsett